Exhibit 4(c)

                              AMENDED AND RESTATED
                         KEY EMPLOYEE STOCK OPTION PLAN
                             OF RGC RESOURCES, INC.

         1.   ASSUMPTION OF PLAN BY RGC RESOURCES, INC.; PLAN AMENDMENT; PURPOSE

         This Amended and Restated Key Employee Stock Option Plan of RGC Resources, Inc. (as successor to Roanoke Gas Company) (the "Plan") amends and restates the Roanoke Gas Company Key Employee Stock Option Plan (the "Original Plan"), which was adopted by the Board of Directors of Roanoke Gas Company ("Roanoke Gas") on October 30, 1995, and became effective as of such date upon approval of the Original Plan by the shareholders of Roanoke Gas Company on January 22, 1996. The amendment and restatement of the Original Plan and the assumption of such liabilities were undertaken by RGC Resources, Inc. (the "Corporation"), as successor to Roanoke Gas, in connection with the reorganization of Roanoke Gas into a holding company structure (the "Reorganization") as part of which Roanoke Gas became a wholly-owned subsidiary of RGC Resources as of 10:00 p.m. on July 1, 1999. The Reorganization was effected pursuant to an Amended and Restated Agreement and Plan and Merger, dated as of May 24, 1999, which amended and restated the Agreement and Plan of Merger dated as of September 28, 1998 (the "Merger Agreement"), which was approved by the stockholders of Roanoke Gas on March 31, 1999, and pursuant to which Roanoke Gas and RGC Resources agreed that from and after the effective date of the Merger provided for therein, this Plan would utilize RGC Resources common stock instead of Roanoke Gas common stock. Accordingly, RGC Resources assumed the obligations of Roanoke Gas under the Original Plan, including without limitation obligations with respect to Options granted pursuant to the Original Plan, and undertook to carry out all responsibilities of the Company specified herein. Roanoke Gas consented and agreed to the assumption by RGC Resources of the Roanoke Gas' responsibilities under this Plan.

         At the Annual Meeting held on January 24, 2000, the stockholders approved an amendment to the Plan to increase the number of shares available under the Plan to 100,000.

         The purpose of this Plan is to promote the interests of the Corporation and its shareholders by aiding in attracting, retaining and motivating officers and other key employees of the Corporation and its affiliates. The Plan is designed to accomplish these objectives by providing such officers and key employees with an opportunity to acquire a proprietary interest in the Corporation by means of options and thereby benefit from appreciation in value of the shares of the Corporation's Common Stock. This opportunity should provide additional incentives for such officers and key employees to continue to use their best efforts and superior performances to promote the best interests of the Corporation, for their own benefit and for the benefit of the shareholders.

         2.   DEFINITIONS:

         The following words and phrases as used herein shall have the meanings set forth below:

         2.1  "Board" shall mean the Board of Directors of the Corporation.




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         2.2 "Change in Control" shall mean a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on the date hereof), directly or indirectly, of 20% or more of the combined voting power of the Corporation's voting securities; (ii) the incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least 75% of the directors comprising the incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the incumbent Board; (iii) all or substantially all of the assets of the Corporation are sold, transferred or conveyed by any means, including but not limited to, direct purchase or merger, if the transferee is not controlled by the Corporation, control meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or (iv) the Corporation is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Corporation. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction (i) which results in the Optionee or a group of Persons which includes the Optionee, acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities; or (ii) which results in the Corporation, any affiliate of the Corporation or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Corporation or any of its affiliates (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities.

         2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.4 "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board as may be designated by the Board from time to time, for the purpose of administering this Plan as contemplated by Section 3 of this document. The composition of the Committee shall meet the disinterested administration requirements of Rule 16b-3 promulgated pursuant to the Exchange Act. Should any member of the Committee cease to be a disinterested person under Rule 16b-3(c)(2)(I) or any subsequent rule, he shall immediately be deemed not to be a member of the Committee for all purposes of this Plan.

         2.5 "Common Stock" shall mean the common stock of the Corporation.


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         2.6 "Option" shall mean any stock option granted pursuant to this Plan.

         2.7 "Optionee" shall mean any person who is the holder of an Option granted under this Plan.

         2.8 "Person" shall mean person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         2.9 "Plan" shall mean this Amended and Restated Key Employee Stock Option Plan of RGC Resources, Inc.

         2.10 "Fair Market Value" shall mean the closing sales price of Common Stock on a nationally recognized stock exchange or, if not traded on such an exchange, the NASDAQ National Market System, on the date involved if that is a trading day, or if not, the first trading day prior to such day. If said Common Stock is not quoted on the NASDAQ National Market System, then Fair Market Value shall mean the average between the bid and asked price on the date involved if that is a trading day, or if not, the first trading day prior to such day. If there is no such average, the Committee shall determine Fair Market Value in good faith. In determining such Fair Market Value, the Committee shall utilize all information which it deems pertinent, including, but not limited to, actual sale or purchase data, and may engage the services of an accounting firm to assist in the determination. The Committee shall further determine Fair Market Value using guidelines promulgated pursuant to the pertinent provisions of the Code.

         3.   ADMINISTRATION:

         3.1 The Plan shall be administered by the Committee, which may make such determinations and take such actions in connection with the Plan as it deems necessary. Such determinations and actions shall be binding and conclusive for all purposes and upon all persons.

         3.2 The Committee may correct any defects, omissions or ambiguities, or reconcile any inconsistencies, in the Plan, or in any document issued pursuant to the Plan, in the manner and to the extent it shall deem reasonably desirable. The Committee shall have full and sole authority to make all administrative, interpretative and other determinations with respect to the Plan and all such determinations shall be final and conclusive.

         3.3 As provided in Section 6.1 hereof, the Committee shall have full and sole authority to make all grants to be made hereunder.

         3.4 Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair and equitable with regard to Optionees in the event of: a Change in Control of the Corporation; a tender, exchange or similar offer for all or any part of the Common Stock made by an entity, person or group (other than the Corporation, any affiliate of the Corporation or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its affiliates); a

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merger of the Corporation into, a consolidation of the Corporation with, or an acquisition of the Corporation by another corporation; or a sale or transfer of all or substantially all of the Corporation's assets. Such action, in the Committee's discretion, may include (but shall not be deemed limited to): establishing, amending or waiving the forms, terms, conditions or duration of Options granted hereunder or subject to grant hereunder, so as to provide for earlier, later, extended or additional terms for exercise of the whole, or any installment thereof (provided that, except as permitted by the provisions of this Section and Section 9.1 hereof, in no event will any Option be exercisable within the first six months of its respective term); alternate forms of payment; or other modifications. The Committee may take any such actions pursuant to this
Section 3.4 by adopting rules or regulations of general applicability to all Optionees, or to certain categories of Optionees; by amending or waiving terms and conditions in stock option agreements; or by taking action with respect to individual Optionees. The Committee may take any such actions before or after the public announcement of any such Change in Control, tender offer, exchange offer, merger, consolidation, acquisition or sale or transfer of assets.

         4.   SHARES AVAILABLE:

         4.1 Subject to the provisions of Sections 4.2 and 4.3 hereof, the aggregate number of shares of Common Stock to be subject to Options under this Plan shall not exceed 100,000 shares. Such shares shall be made available from the authorized but unissued shares of Common Stock of the Corporation.

         4.2 Shares subject to an Option, to the extent such shares are surrendered or withheld to pay the exercise price of the Option, are no longer available for issuance hereunder. Other shares subject to Options granted under this Plan, which Options have been canceled or have expired or are unexercised and no longer outstanding, shall thereupon become available for issuance pursuant to other Options granted under the Plan. This Section 4.2 shall in all cases be interpreted in a manner consistent with Rule 16b-3, as amended from time to time.

         4.3 The Committee may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of the rights of Optionees, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, distributions to shareholders (other than cash dividends), recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. Such adjustments may include, in the discretion of the Committee, adjustments to the aggregate number and kind of shares which may be issued pursuant to Options under this Plan, and the number, kind and price of shares subject to each Option then outstanding.

         5.   ELIGIBILITY:

         5.1 Officers and other full-time, salaried employees of the Corporation and its affiliates shall be eligible to receive Options under the Plan. No Option, however, may be

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granted to a person who, immediately after an Option is granted, owns directly or indirectly shares of stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Corporation at the time outstanding. For purposes of this paragraph only, an employee shall be deemed to own directly or indirectly shares of stock which he may purchase under outstanding Options.

         5.2 A director of the Corporation or any of its affiliates who is not also a regular, full-time employee of the Corporation or its affiliates will not be eligible for Options under the Plan.

         5.3 An employee who has been granted an Option otherwise under the Plan may be granted additional Options, if the Committee shall so determine.

         6.   GRANTS:

         6.1 Subject to the express provisions of this Plan, the Committee shall have sole authority to determine the individuals to whom Options shall be granted, the time or times at which Options shall be granted, the number of shares of Common Stock to be subject to each Option granted, the period of each Option and the time or times at or during which an Option may be exercised in whole or in part, and all such other terms and conditions of such Options granted as the Committee deems appropriate.

         6.2 Each Option granted to an Optionee under this Plan shall, if required by the Committee, be evidenced by a written agreement to be duly executed and delivered by or on behalf of the Corporation and the Optionee and containing provisions not inconsistent with the Plan.

         7.   OPTION PRICE:

         The exercise price under each Option shall be established by the Committee, but in no event shall it be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

         8.   TERM OF OPTIONS:

         The term of each Option shall be fixed by the Committee, but, subject to the power of the Committee, among other things, to accelerate or otherwise adjust the terms for exercise of Options pursuant to Section 3.4 hereof in the event of the occurrence of any of the events set forth therein, no Option shall be exercisable later than ten years from the date of grant of the Option or earlier than six months from the date of grant of the Option, except as otherwise provided in Section 9.1.


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         9.   EXERCISE OF OPTIONS:

         9.1 Each Option granted under this Plan shall be exercisable in such number of shares and, subject to the provisions of Section 8, at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The six months from the date of the grant of the Option restriction pursuant to Section 8 shall not be applicable to an Optionee in the event that he dies prior to the expiration of such period. The right to acquire shares pursuant to Options that are exercisable in installments shall be cumulative so that when the right to acquire any shares has accrued such shares or any part thereof may be acquired at any time thereafter until the expiration or termination of the Option.

         9.2 An Option may be exercised by giving written notice of exercise to the Corporation specifying the number of shares to be purchased and by paying in full in cash the exercise price. The proceeds received by the Corporation in cash will be used for general corporate purposes.

         9.3 If authorized by the Committee, the exercise price may also be paid by (i) the delivery of shares of Common Stock with a Fair Market Value equal to the exercise price, or (ii) a combination of cash and such Common Stock equal to the exercise price.

         9.4 Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local tax requirements.

         9.5 An Optionee shall have none of the rights of a shareholder with respect to the shares subject to any Option until such shares have been issued and registered on the Corporation's transfer books upon exercise thereof.

         10. NON-TRANSFERABILITY:

         No Option granted under this Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and an Option may be exercised during the lifetime of the Optionee only by him or by his guardian or legal representative.

         11.  TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR CANCELLATION:

         11.1 In the event that the employment of an Optionee is terminated, for a reason other than retirement or death, no Option held by such Optionee shall be exercisable later than three months after such Optionee shall have ceased to be an employee of the Corporation or one of its affiliates or, if earlier, later than the expiration date of the Option. The employment relationship, however, will be treated as continuing intact while the Optionee is on military or sick leave if the

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period of such leave does not exceed ninety days, or, if longer, so long as the
Optionee's right to re-employment is guaranteed either by statute or by contract.

         11.2 In the event that an Optionee shall retire or die while employed by the Corporation or one of its affiliates, Options held by such Optionee may be exercised by the Optionee or by the person designated in the will of the Optionee or by the proper legal representative of the Optionee within one year following the Optionee's death or one year following retirement, but in no event later than the expiration date of the Option.

         11.3 Notwithstanding the express term of the grant or the foregoing provisions of this Section 11, Options shall terminate upon the termination of the employment of the Optionee if the Corporation determines that such termination is for deliberate, willful or gross misconduct, and the Options shall terminate (whether or not the employment of the Optionee is terminated) if the Corporation determines that the Optionee has improperly disclosed confidential information of the Corporation and the Optionee is so notified.

         12.  LISTING AND REGISTRATION OF SHARES:

         Each Option shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, then such Option shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         13.  EFFECTIVE DATE:

         This Plan is subject to approval by the shareholders of the Corporation. The Plan will become effective on the date so approved. The Committee may, in its discretion, grant Options conditioned upon the shareholders' subsequent approval of the Plan.

         14.  DURATION AND AMENDMENT:

         14.1 There is no express limitation upon the duration of the Plan.

         14.2 The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares for which Options may be granted under the Plan, (ii) permit the granting of Options at less than 100% of Fair Market Value at time of grant, or (iii) change the class of employees eligible to receive Options under the Plan. The transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act, and the Corporation may, but shall not be required

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to, submit any proposed Plan amendment to its shareholders for their approval to assure continued compliance if such proposed amendment would, with respect to any participant who is an officer, director or 10% shareholder of the Corporation who is subject to Section 16 of the Exchange Act ("Control Person"),
(i) materially increase the benefits accruing to participants under the Plan, or
(ii) materially increase the number of securities which may be issued under the Plan (this shall not affect the prohibition against increasing the maximum number of shares for which Options may be granted under the Plan pursuant to the previous paragraph without shareholder approval), or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         15.  MISCELLANEOUS:

         With respect to any participant who is a Control Person, transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act. Therefore, to the extent any provision of the Plan or action by a person administering the Plan fails to so comply, it shall be deemed null and void ab initio to the extent permitted by law and deemed advisable by the Committee.

         As evidence of its adoption of this Plan, the Corporation has caused this document to be executed on its behalf this 1st day of March, 2000.

                                        RGC RESOURCES, INC.


                                        By:s/Roger L. Baumgardner
                                          Its: Vice President, Secretary and
                                                  Treasurer


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